                                                                    EXHIBIT 12.1

PROLOGIS
COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
(DOLLAR AMOUNTS IN THOUSANDS)


                                                     SIX MONTHS ENDED
                                                         JUNE 30,                       YEAR ENDED DECEMBER 31,
                                                   -------------------   ----------------------------------------------------
                                                     2001       2000       2000       1999       1998       1997       1996
                                                   --------   --------   --------   --------   --------   --------   --------

Net Earnings from Operations                       $113,990   $112,049   $236,221   $161,570   $102,936   $ 38,832   $ 79,384
Add:
     Interest expense                                82,166     84,842    172,191    170,746     77,650     52,704     38,819
                                                   --------   --------   --------   --------   --------   --------   --------

Earnings as adjusted                               $196,156   $196,891   $408,412   $332,316   $180,586   $ 91,536   $118,203
                                                   ========   ========   ========   ========   ========   ========   ========


Fixed charges:
     Interest expense                              $ 82,166   $ 84,842   $172,191   $170,746   $ 77,650   $ 52,704   $ 38,819
     Capitalized interest                            12,412      8,446     18,549     15,980     19,173     18,365     16,138
                                                   --------   --------   --------   --------   --------   --------   --------

         Total fixed charges                       $ 94,578   $ 93,288   $190,740   $186,726   $ 96,823   $ 71,069   $ 54,957
                                                   ========   ========   ========   ========   ========   ========   ========

Ratio of earnings, as adjusted to fixed charges         2.1        2.1        2.1        1.8        1.9        1.3        2.2
                                                   ========   ========   ========   ========   ========   ========   ========